SCHEDULE 14A
                         (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934
                       (Amendment No.    )


Filed by the Registrant[x]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
                               [  ]  Confidential, For Use of the Commission
                                   Only (as permitted by Rule 14a-6(e) (2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     Arguss Holdings, Inc.
        (Name of Registrant as Specified In Its Charter)

                     Arguss Holdings, Inc.
(Name of Person(s) Filing Proxy Statement, if Other Than the  Registrant)

Payment of Filing Fee (Check the appropriate box):
 [ ] No fee required.
 [ ] Fee  computed  on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)    Title  of  each  class of securities to  which  transaction applies:


2)   Aggregate number of securities to which transaction applies:


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


4)   Proposed maximum aggregate value of transaction:


5)   Total fee paid:


[ ]  Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)        Amount Previously Paid:


2)        Form, Schedule or Registration Statement no.:


3)        Filing Party:


4)        Date Filed:


                      Arguss Holdings, Inc.
                        One Church Street
                   Rockville, Maryland  20850
            ________________________________________

            Notice of Annual Meeting of Stockholders
                     To Be Held May 15, 1998
            _________________________________________


To the Stockholders of Arguss Holdings, Inc.:

       NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Meeting") of Arguss Holdings, Inc. (the "Company") will be held on May 15, 1998 at 11:00 a.m., local time, in the Jaymont Auditorium at 780 Third Avenue, New York, New York, for the following purposes:

           1. To elect seven directors to serve for a term ending at the 1999 Annual Meeting;

           2.    To  amend the Arguss Holdings, Inc.  1991  Stock
Option Plan, as amended, to increase the number of shares of Common Stock issuable thereunder from 1,200,000 to 2,400,000;

           3. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1998; and

           4. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     Only holders of record of outstanding shares of Common Stock of the Company at the close of business on March 27, 1998 will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

                              By Order of the Board of Directors

                              /s/ H. Haywood Miller III
                              H. Haywood Miller III
                              Executive Vice President, Corporate
                              Affairs and Secretary
Rockville, Maryland
March 31, 1998


YOUR  VOTE IS IMPORTANT.  TO VOTE YOUR SHARES, PLEASE MARK,  SIGN
AND  DATE  THE  ENCLOSED PROXY CARD AND MAIL IT PROMPTLY  IN  THE
ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED  IN
THE UNITED STATES.

                      Arguss Holdings, Inc.
                        One Church Street
                    Rockville, Maryland 20850
               __________________________________

       Proxy Statement For Annual Meeting of Stockholders
                     To Be Held May 15, 1998
               ___________________________________

                          INTRODUCTION

      This Proxy Statement is being furnished to stockholders of Arguss Holdings, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Friday, May 15, 1998, at 11:00 a.m., local time, in the Jaymont Auditorium at 780 Third Avenue, New York, New York, and any adjournment or postponement thereof (the "Meeting").

      At the Meeting, stockholders will be asked to consider and vote upon three proposals: (1) the election of seven directors to serve until the 1999 Annual Meeting (the "Election of Directors"), (2) the amendment of the Arguss Holdings, Inc. 1991 Stock Option Plan, as amended (the "Stock Option Plan"), to increase the number of shares of Common Stock, $.01 par value per share (the "Common Stock"), issuable thereunder from 1,200,000 to 2,400,000 (the "Increase in Stock Options") and (3) the ratification of the selection of the Company's independent auditors (the "Ratification of Auditors").

      This Proxy Statement is dated March 31, 1998 and is first being mailed to stockholders along with the related form of proxy on or about April 1, 1998.

     If a proxy in the accompanying form is properly executed and returned to the Company in time for the Meeting and is not revoked prior to the time it is exercised, the shares represented by the proxy will be voted in accordance with the directions specified therein for the matters listed on the proxy card. Unless the proxy specifies that it is to be voted against or is an abstention on a listed matter, proxies will be voted FOR the Election of Directors, FOR the Increase in Stock Options and FOR the Ratification of Auditors and otherwise in the discretion of the proxy holders as to any other matter that may come before the Meeting.

Revocability of Proxy

     Any stockholder of the Company who has given a proxy has the power to revoke it at any time before it is voted either (i) by filing a written revocation or a duly executed proxy bearing a later date with H. Haywood Miller III, Executive Vice President, Corporate Affairs and Secretary of the Company, at Arguss Holdings, Inc., One Church Street, Rockville, Maryland 20850, or
(ii) by appearing at the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the Meeting will be by ballot.

Record Date, Outstanding Securities and Votes Required

     The Board of Directors of the Company has fixed the close of business on March 27, 1998 as the record date (the "Record Date") for determining holders of outstanding shares of Common Stock who are entitled to notice of and to vote at the Meeting. As of the Record Date, there were approximately 157 stockholders of record and 10,552,735 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each of the proposals.

     Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the Meeting, but are deemed not to have voted on the proposals. Broker non-votes occur when a broker nominee, holding shares in street name for the beneficial owner thereof, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote. Each proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and voting. Accordingly, abstentions, broker non-votes or the failure to either return a proxy or to attend the Meeting will be deemed not to have voted on the Election of Directors, the Increase in Stock Options and the Ratification of Auditors.

      The officers and directors of the Company will vote the shares of Common Stock beneficially owned or controlled by them (representing approximately 16.8% of the shares of Common Stock issued and outstanding) in favor of the Election of Directors, the Increase in Stock Options and the Ratification of Auditors.


                       PROPOSAL NUMBER ONE

                      ELECTION OF DIRECTORS

      The directors of the Company are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and shall have been qualified. Vacancies and newly-created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of the directors then in office.

      The Board of Directors presently consists of seven persons.
Each of the directors was elected as director of the Company at the Company's 1997 Annual Meeting of Stockholders.

      Unless a stockholder WITHHOLDS AUTHORITY, the holders of proxies representing shares of Common Stock will vote FOR the election of each of the nominees listed below. The Board of Directors has no reason to believe that the nominees will decline or be unable to serve as Directors of the Company. However, if a nominee shall be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the Board of Directors.

      The following table sets forth the age and title of each nominee director and each executive officer of the Company who is not a director, followed by descriptions of such person's additional business experience during the past five years.

                NOMINEES FOR ELECTION AS DIRECTOR

Name                     Age       Position
Rainer  H.  Bosselmann   55        Chairman  of  the
                                   Board, Chief Executive
                                   Officer, President and Director
Garry A. Prime           55        Director
William A. Barker        54        Director
James D. Gerson          54        Director
Richard S. Perkins, Jr.  61        Director
John A. Rolls            56        Director
Peter L. Winslow         67        Director

            EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name                     Age       Position
H. Haywood Miller III    38        Executive  Vice President,
                                   Corporate Affairs and Secretary
Arthur F. Trudel, Jr.    48        Chief  Financial Officer and Treasurer

      RAINER H. BOSSELMANN. Mr. Bosselmann has been Chairman of the Board, Chief Executive Officer and a Director of the Company since October, 1996, and President of the Company since May,
1997. Since 1996, Mr. Bosselmann has served as a principal with Holding Capital Group, Inc., a firm engaged in mid-market acquisitions and investments. From 1991 through 1995, Mr. Bosselmann served as the President of Jupiter National, Inc. ("Jupiter National"), a business development company traded on the American Stock Exchange. Mr. Bosselmann was formerly Vice Chairman of Johnston Industries, Inc. a publicly owned diversified textile manufacturer, and Redlaw Industries, Inc. and Galtaco Inc., both of which are publicly-held holding companies. Mr. Bosselmann is a past director of Zoll Medical Corporation and numerous private companies.

     GARRY A. PRIME. Mr. Prime was Vice-Chairman of the Board of the Company from 1996 to May, 1997, and a Director of the Company since 1993. From 1993 through October, 1996, Mr. Prime served as Chairman of the Board and Chief Executive Officer of the Company. He has been President of Sontek Industries, Inc., a marketer of medical devices, since 1986.

      WILLIAM A. BARKER. Mr. Barker has served as a Director of the Company since September, 1991. Since 1966, Mr. Barker has held numerous management positions within Markem Corporation, a privately-held manufacturer of in-plant product identification machinery, where he is presently Systems Manufacturing Division Manager.

     JAMES D. GERSON. Mr. Gerson has served as a Director of the Company since January, 1992. In October, 1995, Mr. Gerson became Manager of the Hudson Capital Appreciation Fund, an affiliate of Fahnestock & Co. Inc., an investment banking firm. In March,
1993, Mr. Gerson became a Senior Vice President of Fahnestock Co., Inc. Mr. Gerson also serves as a director of the following public companies: Ag Services of America, Inc., a distributor of farm inputs; American Power Conversion Corp., a manufacturer of uninterruptible power supplies; Hilite Industries, Inc., a manufacturer of automobile components; Energy Research Corp., a developer of advanced power generation systems; and Computer Outsourcing Services, Inc., a provider of data processing services.

      RICHARD  S.  PERKINS,  JR.  Mr. Perkins  has  served  as  a
Director  of the Company since September, 1993.  Since 1988,  Mr.
Perkins  has  served  as  a money manager  at  Reynders,  Gray  &
Company, Boston.

      JOHN A. ROLLS. Mr. Rolls has served as a Director of the Company since May, 1996. Since February, 1996, Mr. Rolls has served as President and Chief Executive Officer of Thermion Systems International, a heating systems company. Prior to that time, from November, 1992 to February, 1996, Mr. Rolls was President and Chief Executive Officer of Deutsche Bank North America and from 1986 to 1992 Executive Vice President and Chief Financial Officer of United Technologies Corporation.

      PETER L. WINSLOW. Mr. Winslow has served as a Director of the Company since December, 1996. Since 1992, Mr. Winslow has been President and Chairman of Winslow, Evans & Crocker, Inc., a brokerage and financial services company, and its holding
company.   Mr.  Winslow was also a director of  Jupiter  National
from 1991 to 1996.

      H. HAYWOOD MILLER III. Mr. Miller has served as Executive Vice President of the Company since February, 1997, and Executive Vice President, Corporate Affairs and Secretary of the Company
since May, 1997. From 1990 to 1997, Mr. Miller was general counsel and portfolio manager of Jupiter National.

      ARTHUR F. TRUDEL, JR. Mr. Trudel has served as Chief Financial Officer of the Company since March, 1997, and Treasurer of the Company since May, 1997. From October, 1988 to March, 1997, Mr. Trudel was Senior Vice President and Chief Financial Officer of JHM Capital Corporation.

Committees of the Board of Directors

      The Board of Directors has established an Audit Committee, the current members of which are Messrs. Barker, Gerson and Rolls, a Compensation Committee, the current members of which are Messrs. Perkins, Rolls and Winslow, and an Executive Committee, the current members of which are Messrs. Bosselmann, Gerson and Winslow. The Board of Directors has not established a Nominating Committee.

      The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent certified public accountants for the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent certified public accountants, review and approve nonaudit services of the independent certified public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company, and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices.

      The functions of the Compensation Committee are to review and determine the appropriateness of the compensation arrangements of the executive officers of the Company in light of such factors as individual and Company performance, that of executive officers of companies in similar industries and of comparable size and general economic conditions.

     The Executive Committee has been authorized to act on behalf of the full Board of Directors in instances where the convening of the entire Board of Directors is impractical or when the matter at issue is considered not to require consideration of the full Board.

      During 1997, the Board of Directors held six meetings, and one meeting of each of the Audit Committee and the Compensation Committee were held. The Executive Committee did not meet during 1997. During 1997, each Director of the Company attended at least 75% of the meetings of the Board of Directors and 75% of the meetings of any committee upon which he served, except that Mr. Rolls attended 50% of the meetings of the Board of Directors and Mr. Barker attended 67% of the meetings of the Board of Directors.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that during 1997 all filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with except that reports on Forms 3 and 4, covering an aggregate of 12 transactions, were filed late by Messrs. Barker, Gerson, Miller, Nolin, Perkins, Pouliotte, Rolls, Trudel and Winslow.


                     EXECUTIVE COMPENSATION

                   Summary Compensation Table

     The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of Rainer H. Bosselmann, the Chief Executive Officer of the Company, and the other four most highly compensated executive officers of the Company in 1997.


                           ANNUAL
                           COMPENSATION
NAME AND PRINCIPAL                                LONG TERM       ALL OTHER
POSITION          YEAR  SALARY   BONUS     OTHER  COMPENSATION   COMPENSATION
                                                  AWARDS
                                                  SECURITIES
                                                  UNDERLYING
                                                   OPTIONS
RAINER H.          1997 $132,692 $100,000     -      50,000           -
BOSSELMANN         1996 $9,615       -        -     150,000           -
CHAIRMAN OF THE    1995   -          -        -        -              -
BOARD AND CHIEF
EXECUTIVE
OFFICER(1)

H. HAYWOOD MILLER, 1997 $95,940   $80,000     -     30,000            -
III, EXECUTIVE     1996   6,079      -        -    100,000            -
VICE PRESIDENT,    1995    -         -        -       -               -
CORPORATE AFFAIRS
AND SECRETARY(2)

ARTHUR F. TRUDEL,  1997 $73,595   $80,000     -     80,000            -
JR., CHIEF         1996    -         -        -       -
FINANCIAL OFFFICER 1995    -         -        -       -               -
AND TREASURER(3)

      (1) Mr. Bosselmann became Chairman of the Board and Chief Executive Officer of the Company on October 7, 1996.
      (2) Mr. Miller became Executive Vice President of the Company in February 1997.
      (3)   Mr.  Trudel  became Chief Financial  Officer  of  the
            Company in March 1997.


Options Granted in 1997

     The following table sets forth certain information regarding stock options granted in 1997 to the three individuals named in the Summary Compensation Table.


NAME       NUMBER OF    % OF TOTAL   PER    EXPIRATION       MARKET
           SECURITIES   OPTIONS      SHARE  DATE             PRICE
           UNDERLYING   GRANTED TO   EXERC                   PER SHARE
           OPTIONS      EMPLOYEES    ISE                     ON DATE
           GRANTED      IN           PRICE                   OF
           (1)(2)       FISCAL                               GRANT
                        YEAR
RAINER H.     50,000       7.8%      $13.00  December 31,      $13.00
BOSSELMANN                                   2002

H. HAYWOOD    30,000       4.7%      $13.00  December 31,      $13.00
MILLER III                                   2002

ARTHUR F      50,000       7.8%      $4.75  April 14, 2002     $6.75
TRUDEL        30,000       4.7%      $13.00 December 31,      $13.00
                                            2002


(1) All options granted and reported in this table were made pursuant to the Stock Option Plan and have the following material terms: options may be either (i) "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended,  or
(ii) nonqualified stock options; all options expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company.

(2) The value of unexercised options held by Messrs. Bosselmann, Miller and Trudel at December 31, 1997 was $2,900,000, $1,885,000 and $1,160,000, respectively.

Directors' Compensation

      Each non-employee director of the Company is entitled to receive $500 for each meeting of the Board of Directors attended plus expenses. Messrs. Bosselmann and Prime receive no compensation for their services as Directors. The Directors receive no compensation for attending Committee meetings.

Certain Relationships and Related Transactions

      In connection with the issuance and sale by the Company of 4,000,000 shares of its Class A Common Stock in a private offering completed in November 1996, the Company engaged Winslow, Evans & Crocker, Inc. to act as the exclusive placement agent for the Company. Peter L. Winslow, a Director of the Company, is the President, Chairman and a significant shareholder of Winslow, Evans & Crocker, Inc. The Company agreed to pay Winslow, Evans & Crocker, Inc. a fee consisting of $200,000 and warrants to purchase 100,000 shares of Common Stock. The warrants are exercisable for four years at $3.00 per share of Common Stock. Winslow, Evans & Crocker, Inc. subsequently engaged Holding Capital Group, Inc. to act as a consultant with respect to the private offering. Rainer H. Bosselmann, the Chairman of the Board, Chief Executive Officer and a Director of the Company, is a principal with Holding Capital Group, Inc. Upon completion of the private offering, Winslow, Evans & Crocker, Inc. directed the Company to pay to Holding Capital Group, Inc., out of the consideration otherwise due to Winslow, Evans & Crocker, Inc., $170,000 and warrants to purchase 100,000 shares of Common Stock. Mr. Bosselmann received the right to designate one additional nominee to the Company's Board of Directors. In December 1996, Mr. Bosselmann nominated Peter L. Winslow to the Company's Board of Directors.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with regard to the beneficial ownership of the Common Stock of the Company as of January 26, 1998 by (i) each stockholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of Common Stock, (ii) each director, (iii) the Company's Chief Executive Officer and the other three individuals named in the Summary Compensation Table and (iv) the directors and all executive officers as a group.


                            Number of Shares    Percent of
       Name and Address            of             Common
       of Beneficial          Common Stock       Stock (2)
       Owner(1)               Beneficially
                                  Owned
       Rainer H.            816,670 (3)        7.8%
       Bosselmann
       Garry A. Prime       276,515 (4)        2.6%
       Richard S. Perkins,   49,000 (5)         *
       Jr.
       William A. Barker      1,000             *
       James D. Gerson      495,696 (6) (7)    4.8%
       John A. Rolls          6,000             *
       Peter L. Winslow      41,067  (8)        *
       Dennis A. Nolin      785,663            7.6%
       Ronald D. Pierce   1,500,000           14.5%
       David A. Pouliotte   785,663            7.6%
       H. Haywood Miller    150,334 (9)        1.9%
       III
       Arthur F. Trudel     50,500  (10)        *
       All Directors     1,886,782  (3) (4)   16.8%
       and Executive     (5)(6)(7)(8)(9)(10)
       Officers as a group
       (9 persons)
___________________________
*Less than 1%

(1)   The  address for Messrs. Bosselmann, Prime, Barker, Gerson,
Perkins,  Rolls,  Winslow, Nolin, Pierce, Pouliotte,  Miller  and
Trudel   is  c/o  Arguss  Holdings,  Inc.,  One  Church   Street,
Rockville, Maryland  20850.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of that individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Includes options to purchase 150,000 shares of Common Stock held by Mr. Bosselmann which are presently exercisable. Does not include options to purchase 50,000 shares of Common Stock held by Holding Capital Group, Inc. which are presently exercisable and of which Mr. Bosselmann is a principal.

(4)       Includes 176,348 shares of Common Stock owned by Sontek
Industries, Inc., of which Mr. Prime is President, Director and a significant  shareholder.  Includes options  to  purchase  77,500 shares of Common Stock which are presently exercisable.

 (5) Includes 37,000 shares of Common Stock held of record by Mr.
Perkins' wife, in which Mr. Perkins disclaims any beneficial interest.

(6)   Excludes 3,000 shares of Common Stock held of record by Mr.
Gerson's wife, as custodian for two minor children, in which  Mr.
Gerson disclaims any beneficial interest.

(7)   Includes  176,348  shares of Common Stock  held  by  Sontek
Industries, Inc., of which Mr. Gerson is a director and a significant shareholder.

(8)   Includes 1,502 shares of Common Stock held of record by Mr.
Winslow's spouse, in which Mr. Winslow disclaims any beneficial interest.

(9) Includes options to purchase 100,000 shares of Common Stock held by Mr. Miller which are presently exercisable.

(10) Includes options to purchase 50,000 shares of Common Stock held by Mr. Trudel which are presently exercisable.


                       PROPOSAL NUMBER TWO

                 AMENDMENT TO STOCK OPTION PLAN

Background

      On January 30, 1998, the Board of Directors adopted a resolution, subject to stockholder approval, to amend the Stock
Option Plan to increase the number of shares issuable thereunder from 1,200,000 to 2,400,000.

      The Board of Directors believes that stock options are valuable tools for the recruitment, retention and motivation of qualified employees, including officers, and other persons who can contribute materially to the Company's success. As of January 30, 1998, only 90,000 of the 1,200,000 shares currently available for issuance under the Stock Option Plan remained available  for  issuance pursuant to new option  grants  and,  in addition, the Company has granted options for an additional 35,000 shares subject to the adoption of the proposed amendment to the Stock Option Plan. The Company is currently pursuing a strategic plan involving the diversification of its business through business acquisitions and/or other investments. Management of the Company believes that this diversification strategy will provide the potential for growth and profit. During 1997 and the first quarter of 1998, the Company acquired White Mountain Cable Construction Corp., TCS Communications, Inc., Rite Cable Construction Corp., Can Am Construction, Inc. and Schenck Comunications, Inc. These acquisitions added management and non-management employees to the Company's existing workforce. In addition, the Company may add management and non-management employees as a result of future business acquisitions or otherwise. The Board of Directors believes that it is important to have additional shares available under the Stock Option Plan to provide adequate incentives to the Company's workforce.

      The material features of the Stock Option Plan, including the proposed amendment, are outlined below. The following summary is qualified in its entirety by reference to the full text of the Stock Option Plan, a copy of which has been filed with the Securities and Exchange Commission.

Purpose

      The purpose of the Stock Option Plan is to continue to provide an incentive to employees, directors, consultants and others who are in a position to contribute materially to the long term success of the Company, to increase such person's interest in the Company's welfare and to aid in retaining individuals with outstanding ability.

Administration

      The Plan is administered by the Board of Directors of the Company.

Eligibility

      The Stock Option Plan currently provides for the grant to employees, officers, directors and consultants of options to purchase up to 1,200,000 shares of Common Stock. The proposed amendment would increase the number of shares issuable upon
exercise  of  options  to  2,400,000.   Options  may  be   either
"incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Company (including directors who are
employees),  while  non-qualified  options  may  be   issued   to
directors (whether or not an employee), consultants and other non-employees of the Company. The Board of Directors of the Company has the authority to determine those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price.

Terms of Options

      The per share exercise price of the Common Stock subject to an incentive stock option may not be less than the fair market value of the Common Stock at the time the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Board of Directors of the Company. The aggregate fair market value (determined as of the date the option is granted) of the Common Stock that first becomes exercisable by any employee in any one calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Stockholder") shall be eligible to receive any incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant.

      Options under the Plan must be granted no later than June 22, 2001. Incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to a 10% Stockholder are limited to five year terms. All options granted under the Plan provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of those methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his original shares.

Transferability

     No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by him or her.

Termination of Employment

      In the event of termination of employment of an optionee other than by death, the option shall be exercisable only to the extent of the purchase rights which have accrued as of the date of termination, provided that the Board of Directors may determine that accrued purchase rights shall be deemed to include additional shares of Common Stock covered by the option and, provided further, that unless the Board of Directors shall otherwise provide, the remaining purchase rights shall terminate upon the earlier of the expiration of the original term or six months after the termination. Upon termination of employment of an optionee by reason of permanent total disability, his or her option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination.

      In the event any options expire or terminate unexercised as to any shares covered thereby, the shares shall become available once again for the granting of other options under the Stock
Option Plan.

Amendment

      The Board of Directors may at any time suspend or terminate the Stock Option Plan. The Board may also amend the Stock Option Plan at any time provided, however, that no such amendment, without the approval of the stockholders, shall increase the maximum number of shares which may be awarded under the Stock Option Plan, modify the maximum term or minimum price of options granted under the Stock Option Plan, modify the term of the Stock Option Plan or change the eligibility requirements of the Stock Option Plan.

Federal Income Tax Information

      Options  granted under the Stock Option Plan may be  either
"incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

      If an option granted under the Stock Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after transfer of the shares to the optionee by the Company, any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain. Currently, the tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 28% (15% for individuals in the 15% tax bracket) or, if the shares are held for in excess of 18 months, the tax rate is capped at 20% (10% for individuals in the 15% tax bracket). Capital losses are allowed in full against capital gains plus $3,000 of other income.

      All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the then fair market value of the shares over the option price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. Currently, the tax rate on net capital gain (net long-term capital gain minus net short-term capital loss) is capped at 28% (15% for individuals in the 15% tax bracket) or, if the shares are held for in excess of 18 months, the tax rate is capped at 20% (10% for individuals in the 15% tax bracket). Capital losses are allowed in full against capital gains plus $3,000 of other income.

      The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

      The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Stock Option Plan, does not purport to be complete and references should be made to the applicable provisions of the Code. In addition, this summary does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Vote Required

      To become effective the amendment to the Stock Option Plan must be approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and voting.

                      PROPOSAL NUMBER THREE

             RATIFICATION OF INDEPENDENT ACCOUNTANTS

      The persons named in the enclosed proxy will vote to ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accounting firm for the fiscal year ending December 31, 1998 unless otherwise directed by the stockholders. A representative of KPMG Peat Marwick is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.


      THE OFFICERS AND DIRECTORS OF THE COMPANY WILL VOTE THE SHARES OF COMMON STOCK BENEFICIALLY OWNED OR CONTROLLED BY THEM (REPRESENTING APPROXIMATELY 16.8% OF THE SHARES OF COMMON STOCK ISSUED AND OUTSTANDING) IN FAVOR OF THE ELECTION OF DIRECTORS, THE INCREASE IN STOCK OPTIONS AND THE RATIFICATION OF AUDITORS.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
"FOR"  THE  ELECTION OF DIRECTORS, THE INCREASE IN STOCK  OPTIONS
AND THE RATIFICATION OF AUDITORS.


                      STOCKHOLDER PROPOSALS

      In order to be considered for inclusion in the Proxy Statement relating to the 1999 Annual Meeting, any proposal by a record holder of Common Stock must be received by the Company at its principal offices in Rockville, Maryland on or before December 1, 1998. A proponent of such a proposal must comply with the proxy rules under the Securities Exchange Act of 1934, as amended.

                          SOLICITATION

      All costs and expenses associated with soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for their out-of-pocket expenses. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock and the Company will reimburse custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

                      FINANCIAL STATEMENTS

      The balance sheets of the Company as of December 31, 1997 and 1996, the related statements of operations, stockholders' equity and cashflows and management's discussion and analysis of financial condition and results of operation for the years then ended, are incorporated herein by reference to the Company's 1997 Annual Report to Security Holders.

                          OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any other business or matters to be presented for consideration at the Meeting other than as set forth in the Notice of Meeting attached to this Proxy Statement. However, if any other business shall come before the Meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by the proxy as to any such matters.

                  ANNUAL REPORT ON FORM 10-KSB

      The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date, upon the written request of any such person, copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, as filed with the Commission. Any such request should be made in writing to Secretary, Arguss Holdings, Inc., One Church Street, Rockville, Maryland 20850.




PROXY                   ARGUSS HOLDINGS, INC.               PROXY

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 15, 1998
          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


           The undersigned hereby appoints H. Haywood Miller III and Rainer H. Bosselmann, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Common Stock of Arguss Holdings, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Annual Meeting of Stockholders to be held at 780 Third Avenue, New York, New York, on May 15, 1998, 11:00 a.m. and at any adjournment or postponement thereof.

1. Election of         FOR all nominees       WITHHOLD  AUTHORITY
   Directors           listed                 to vote

                       below (except as       for  all nominees
                       marked  to the         listed below
                       contrary below)


(Instruction:   To withhold authority to vote for any  Individual
nominee strike a line through the nominee's name in the list below.)

Rainer H. Bosselmann, Garry A. Prime, William A. Barker, James D.
Gerson, Richard S. Perkins, Jr., John A. Rolls, Peter L. Winslow.


2.    Approval of the Amendment to the Arguss Holdings, Inc. 1991
Stock Option Plan.


       FOR          AGAINST      ABSTAIN

3.   Approval of the ratification of auditors.


       FOR          AGAINST      ABSTAIN

4. As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the
Board of Directors knowing of no such other business).

                       The directors recommend a vote FOR items 1, 2, and 3.



(Continued on reverse side)

(Continued from other side)

UNLESS  THE  STOCKHOLDER DIRECTS OTHERWISE, THIS  PROXY  WILL  BE
VOTED FOR ITEMS 1, 2, AND 3 AS PROPOSED.

PLEASE DATE, SIGN AND RETURN IN THE ENVELOPE PROVIDED.

(Please  sign  in the same form as name appears  hereon.    Dated
______________________________, 1998
Executors and other fiduciaries should indicate
their   titles.    If   signed  on  behalf  of   a   corporation,
_________________________________________
give title of officer signing).

_________________________________________
                                                        Signature
of Stockholder(s)

     THIS  PROXY IS SOLICITED BY THE BOARD OF DIRECTORS  FOR
     THE  ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY  15,
     1998.